UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 7, 2022

nCino OpCo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39380	46-4353148
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

6770 Parker Farm Drive

Wilmington, North Carolina 28405

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 676-2466

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0005 per share	NCNO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

On January 7, 2022, nCino, Inc. (formerly Penny HoldCo, Inc., and herein, “nCino”) and nCino OpCo, Inc. (formerly nCino, Inc., and herein, “nCino OpCo”) completed the nCino Merger (as defined herein in Item 2.01, below), pursuant to the Merger Agreement (as defined in Item 2.01, below), as a result of which, among other things, nCino became the parent of nCino OpCo, SimpleNexus (as defined in Item 2.01, below) and their respective subsidiaries.

This Current Report on Form 8-K is being filed for the purpose of disclosing certain events with respect to nCino OpCo in connection with the consummation of the Mergers (as defined in Item 2.01, below).

Item 2.01	Completion of Acquisition or Disposition of Assets.

On January 7, 2022, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) by and among nCino, nCino OpCo, Dollar Merger Sub, Inc., a Delaware corporation (“nCino Merger Sub”), Penny Merger Sub, LLC, a Utah limited liability (“SimpleNexus Merger Sub”), Penny Blocker 1 Merger Sub, Inc., a Delaware corporation (“Blocker 1 Merger Sub”), Penny Blocker 2 Merger Sub, Inc., a Delaware corporation (“Blocker 2 Merger Sub”), Penny Blocker 3 Merger Sub, Inc., a Delaware corporation (“Blocker 3 Merger Sub”), Penny Blocker 4 Merger Sub, Inc., a Delaware corporation (“Blocker 4 Merger Sub” and, together with Blocker 1 Merger Sub, Blocker 2 Merger Sub and Blocker 3 Merger Sub, the “Blocker Merger Subs” and, together with nCino Merger Sub and SimpleNexus Merger Sub, the “Merger Subs”), Insight (Delaware) SN Blocker Corporation, a Delaware corporation (“Blocker 1”), Insight (Cayman) SN Blocker Corporation, a Delaware corporation (“Blocker 2”), ScarletFire SN Blocker Corporation, a Delaware corporation (“Blocker 3”), TLEO, Inc., a Delaware corporation (“Blocker 4” and, together with Blocker 1, Blocker 2 and Blocker 3, the “Blockers”), SimpleNexus, LLC, a Utah limited liability company (“SimpleNexus”), and Insight Venture Partners, LLC, a Delaware limited liability company, solely in its capacity as the Member Representative (as defined in the Merger Agreement), (i) nCino Merger Sub merged with and into the nCino OpCo, with nCino OpCo surviving such merger as a wholly owned subsidiary of nCino (the “nCino Merger”, and the effective time of such merger, the “nCino Effective Time”), (ii) each of the Blocker Merger Subs merged with and into the respective corresponding Blocker, with each of the respective Blockers surviving as a wholly owned subsidiary of nCino and (iii) SimpleNexus Merger Sub merged with and into SimpleNexus, with SimpleNexus surviving as a wholly owned subsidiary of nCino (the mergers contemplated in clauses (i) – (iii) hereof, collectively, the “Mergers”, and the effective times of such mergers, collectively, the “Effective Time”).

Pursuant to the Merger Agreement, at the applicable Effective Time (a) each share of nCino OpCo common stock, par value $0.0005 per share (“nCino OpCo Common Stock”), issued and outstanding immediately prior to the Effective Time was converted into one fully paid and nonassessable share of nCino common stock, par value $0.0005 (“nCino Common Stock”), (b) all of the common units and preferred units of SimpleNexus issued and outstanding immediately prior to the Effective Time, other than those units held by the Blockers, were automatically converted into the right to receive such holder’s Pro Rata Portion (as defined in the Merger Agreement) of the merger consideration, without interest and (c) all of the capital stock of each of the Blockers issued and outstanding immediately prior to the Effective Time were automatically converted into the right to receive such holder’s Pro Rata Portion of the merger consideration, without interest, based on the number of SimpleNexus common units and/or preferred units held by such Blockers. The Merger Agreement further provides that all cash and stock proceeds payable to holders of units of SimpleNexus that are subject to vesting conditions will be paid out in the form of restricted cash awards and restricted stock awards with respect to nCino Common Stock which are subject to the same vesting conditions as were applicable to the underlying SimpleNexus units. The merger consideration to be paid by nCino consists, in the aggregate, of approximately 12.76 million shares of nCino Common Stock, and approximately $270 million in cash, on a cash free debt free basis and excluding transaction expenses.

As of the nCino Effective Time, (i) nCino assumed the nCino, Inc. 2019 Amended and Restated Equity Incentive Plan (the “2019 Plan”), the nCino, Inc. 2014 Omnibus Stock Ownership and Long Term Incentive Plan (the “2014 Plan”) and the nCino, Inc. Employee Stock Purchase Plan (collectively, the “Plans”), as well as any shares of nCino OpCo Common Stock available for issuance thereunder, which automatically converted into nCino Common Stock, and (ii) each stock option and restricted stock unit issued under the 2019 Plan and each stock option issued under the 2014 Plan that was outstanding immediately prior to the nCino Effective Time was assumed by nCino and converted automatically to a stock option or restricted stock unit with respect to nCino Common Stock on substantially the same terms and conditions as applied to such award prior to the nCino Effective Time.

Affiliates of Insight Partners were equityholders of each of SimpleNexus and certain of the Blockers in connection with the transactions contemplated by the Merger Agreement, and other affiliates of Insight Partners are currently significant stockholders of nCino.

Effective prior to the open of trading on January 10, 2022, the shares of nCino OpCo Common Stock were suspended from trading on The Nasdaq Global Select Market (“Nasdaq”), and shares of nCino Common Stock will commence regular-way trading on Nasdaq at the open of trading on that date using nCino OpCo’s trading history under the ticker symbol “NCNO”.

A copy of the Merger Agreement was filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 17, 2021 and is incorporated by reference herein. The foregoing summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement

The information set forth in the “Explanatory Note” of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Prior to January 10, 2022, shares of nCino OpCo Common Stock were registered pursuant to Section 12(b) of the Exchange Act and listed on Nasdaq. As a result of the nCino Merger, nCino OpCo has requested that Nasdaq file a Form 25 to withdraw the shares of nCino OpCo Common Stock from listing on Nasdaq. The shares of nCino OpCo Common Stock will be suspended from trading on Nasdaq prior to the open of trading on January 10, 2022. nCino OpCo expects to file a Form 15 with the SEC to terminate the registration under the Exchange Act of the shares of nCino OpCo Common Stock, and suspend the reporting obligations under Sections 12(g) and 15(d) of the Exchange Act of nCino OpCo (except to the extent of the succession of nCino to the Exchange Act Section 12(b) registration and reporting obligations of nCino OpCo as described in Section 2.01 above).

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in the “Explanatory Note” and Items 2.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

Effective as of the nCino Effective Time, the directors of nCino OpCo immediately prior to the nCino Effective Time ceased to be directors of nCino OpCo pursuant to the terms of the Merger Agreement, and the directors of nCino Merger Sub immediately prior to the nCino Effective Time became the directors of nCino OpCo. The names of these directors are indicated below:

1)	Pierre Naudé
2)	Greg Orenstein
3)	April Rieger

Executive Officers

Effective as of the nCino Effective Time, the executive officers of nCino OpCo immediately prior to the nCino Effective Time ceased to be executive officers of nCino OpCo pursuant to the terms of the Merger Agreement, and the executive officers of nCino Merger Sub immediately prior to the nCino Effective Time became the executive officers of nCino OpCo. The names of these executive officers are indicated below:

1)	Pierre Naudé, Chief Executive Officer
2)	David Rudow, Chief Financial Officer
3)	April Rieger, Secretary

Compensatory Plans

In connection with the nCino Merger, effective as of the nCino Effective Time, nCino assumed the Plans, as well as any shares of nCino OpCo Common Stock available for issuance thereunder, which automatically converted into nCino Common Stock. In addition, each stock option and restricted stock unit issued under the 2019 Plan and each stock option issued under the 2014 Plan that was outstanding immediately prior to the nCino Effective Time was assumed by nCino and converted automatically to a stock option or restricted stock unit with respect to nCino Common Stock on substantially the same terms and conditions as applied to such award prior to the nCino Effective Time.

The directors and executive officers of the Company each entered into an Assignment and Assumption Agreement with the Company and nCino OpCo with respect to the indemnification agreements that such directors and executive officers had with nCino OpCo immediately prior to the nCino Effective Time. In addition, nCino assumed certain employment agreements maintained or entered into by nCino OpCo, including those to which certain executive officers of nCino are party, as well as any rights and obligations of nCino OpCo thereunder.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 7, 2022, in connection with the nCino Merger, nCino OpCo amended and restated its Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws to contain provisions identical to the certificate of incorporation and bylaws of nCino Merger Sub immediately prior to the nCino Effective Time. The Amended and Restated Certificate of Incorporation was included as Exhibit A to the Certificate of Merger filed by nCino OpCo with the Secretary of State of the State of Delaware, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.03. The Amended and Restated Bylaws of nCino OpCo are filed as Exhibit 3.2 to this Current Report on Form 8-K and are incorporated by reference into this Item 5.03.

Item 7.01.	Regulation FD Disclosure.

On January 10, 2022, nCino issued a press release announcing the completion of the Mergers. A copy of the press release is furnished herewith as Exhibit 99.1.

The information set forth in this Item 7.01 of this Current Report on Form 8-K and the accompanying Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of November 16, 2021, by and among nCino, Inc., Penny HoldCo, Inc., Dollar Merger Sub, Inc., Penny Merger Sub, LLC, SimpleNexus, LLC, Insight Venture Partners, LLC, and the other parties thereto* (incorporated by reference to nCino OpCo, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 17, 2021 (Commission file no. 001-39380))

3.1	Certificate of Merger, effective as of January 7, 2022

3.2	Amended and Restated Bylaws of nCino OpCo, Inc., effective as of January 7, 2022

99.1	Press release of nCino, Inc. dated January 10, 2022 (furnished and not filed)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

nCino OpCo, Inc.

Date: January 10, 2022	By:	/s/ April Rieger
April Rieger
Executive Vice President, General Counsel and Secretary